Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------



We consent to the use, in the statement on Form 10KSB of EZJR, Inc., of our report dated September 23, 2008 on our audit of the financial statements of EZJR, Inc. as of June 30, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2008 and 2007, and from inception on August 14, 2006 through June 30, 2008.



/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    September 24, 2008








             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7499 Fax (702)253-7501

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